UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2012
Date of Report (Date of earliest event reported)

Apollo Global Management, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
9 West 57th Street, 43rd Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 515-3200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition Arrangements with Eugene Donnelly as Chief Financial Officer

On July 9, 2012, Apollo Global Management, LLC (the “Company”) issued a press release announcing that Eugene Donnelly, Chief Financial Officer of the Company has entered into a letter agreement with the Company, dated July 2, 2012, concerning the transition of his responsibilities and his separation from employment with the Company (the “Separation Agreement”).  Mr. Donnelly will be succeeded in the position of Chief Financial Officer by Martin Kelly, whose appointment to succeed Mr. Donnelly was also announced by the Company, as further described below.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Separation Agreement, unless Mr. Donnelly’s employment is terminated by the Company for cause or by reason of death or disability, Mr. Donnelly will remain as Chief Financial Officer of the Company until the Company files a Form 10-Q with the Securities and Exchange Commission for the period ending June 30, 2012 (the “Term”).  During the Term, Mr. Donnelly will continue to receive his current base salary and to participate in the Company’s health and welfare plans on the same terms and conditions as currently in effect, including those set out in his Employment Agreement dated May 13, 2010 (the “Existing Employment Agreement”).

The Separation Agreement provides that following the completion of the Term and through December 31, 2012 (the “Transition Period”), Mr. Donnelly will remain a full time senior advisor to the Company and will assist the Company in the transition of his previous responsibilities to his successor.  During the Transition Period, the Company will continue to pay Mr. Donnelly his base salary as currently in effect through November 15, 2012 and he will continue to participate in the Company’s health and welfare plans on the same terms and conditions as currently in effect through his last day of employment with the Company, which is expected to be December 31, 2012 (the “Separation Date”).  For services performed during the Transition Period, Mr. Donnelly will receive a $1,487,500 bonus, reduced by any amount he receives under the AGM Incentive Participation Plan (the “AGM Incentive Plan”) for 2012.

The Separation Agreement provides that through the Separation Date,  Mr. Donnelly will continue to vest in any unvested restricted share units of the Company (“RSUs”) previously granted to him pursuant to the terms of his Restricted Share Unit Award Agreement dated September 30, 2010, his Restricted Share Unit Award Agreement dated March 15, 2011, his Restricted Share Unit Award Agreement dated October 14, 2011 and his Restricted Share Unit Award Agreement dated December 28, 2011 and, in any case, subject to certain conditions, Mr. Donnelly will vest in 25% of any RSUs that are unvested as of the Separation Date.  All of Mr. Donnelly’s remaining employee benefits will terminate as of the Separation Date.

In addition, the Separation Agreement terminates Mr. Donnelly’s Existing Employment Agreement, except that certain terms of the Existing Employment Agreement will continue to be effective, including Mr. Donnelly’s agreement during specified period not to compete with the Company, not to solicit the Company’s employees and certain other persons and not to disparage the Company or its affiliates or other related parties.  The Separation Agreement contains a general release of claims by Mr. Donnelly in favor of the Company, subject to certain exclusions, as well as other customary provisions.

The description of the terms of the Separation Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q report for the fiscal quarter ending June 30, 2012.

Appointment of Martin Kelly as new Chief Financial Officer

On July 9, 2012, the Company announced that Martin Kelly had  been appointed to succeed Mr. Donnelly in the role of Chief Financial Officer of the Company.  Mr. Kelly’s appointment will be effective on the date he assumes the role of Chief Financial Officer, which will be no later than October 1, 2012 (the “Start Date”).

Mr. Kelly, 44 years old, will join the Company from Barclays, the global bank, where he was most recently Managing Director and Chief Financial Officer of the Americas (a position he held since March 2009) and Global Head of Financial Control (a position he held since October 2011) for the Corporate and Investment Bank.  From September 2008 to March 2009, Mr. Kelly served in a variety of senior finance roles at Barclays.  Prior to his tenure at Barclays, Mr. Kelly was employed from 2000 onward in a variety of roles at Lehman Brothers, the global investment bank, including serving as Managing Director and Global Financial Controller from December 2007 to September 2008. From 2000 to 2007, Mr. Kelly provided accounting and regulatory expertise to support the development and distribution of investment and financing products to corporate and financial institution clients. Prior to joining Lehman Brothers in 2000, Mr. Kelly spent thirteen years with PricewaterhouseCoopers, where he served in the Financial Services Group in New York from 1994-2000.  He was appointed a Partner of the firm in 1999.  Mr. Kelly received a degree in Commerce, majoring in Finance and Accounting, from the University of New South Wales in 1989.

On July 2, 2012, the Company entered into a letter agreement with Mr. Kelly providing the terms of his employment as Chief Financial Officer (the “Employment Agreement”) from and after the Start Date.

Pursuant to the Employment Agreement, Mr. Kelly is entitled to receive base pay at an annual rate of $1,000,000, a one-time sign-on bonus of $200,000, an annual bonus of no less than $1,890,000 for 2012 and an annual bonus of no less than $1,500,000 for 2013, in each case reduced by any amount received under the AGM Incentive Plan for the applicable year.  While employed by the Company, Mr. Kelly is entitled to participate in the Company’s benefit plans generally offered to similarly situated executives from time to time.  If Mr. Kelly’s employment is terminated by the Company without cause or he resigns for good reason, the Company will pay him the balance of the sign-on bonus and the amount of the 2012 and 2013 annual bonuses not yet paid.  In the event that such termination or resignation occurs after the payment of the 2013 annual bonus, Mr. Kelly will be entitled to severance of six months’ base pay and reimbursement of health insurance premiums paid in the six months following his departure.

The Employment Agreement grants Mr. Kelly 375,000 RSUs on the Start Date.  The RSUs will vest over a term of 6 years, with 1/6 of the total amount vesting on the first anniversary of the grant date and the remainder vesting in quarterly installments thereafter.  Each year a portion of Mr. Kelly’s total compensation will be deferred and made payable pursuant to the Company’s incentive compensation program, the amount of such deferral increasing proportionally to the amount of total compensation.  Any amount of deferred compensation will vest in three equal annual installments commencing on the last day of the year following the year in which the services were performed, subject to continued service as an employee on each vesting date.  If Mr. Kelly’s employment is terminated by the Company without cause or if he resigns for good reason, he will vest in 50% of any unvested portion of the RSUs granted to him.

The Employment Agreement also contains customary provisions prohibiting Mr. Kelly from disparaging the Company during his employment, from soliciting the Company’s employees and certain other persons during his employment (and for one year thereafter) and from competing with the Company during his employment (and for nine months thereafter).

The description of the terms of the Employment Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q report for the fiscal quarter ending June 30, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release dated July 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: July 9, 2012	By:	/s/ John J. Suydam
John J. Suydam
Chief Legal Officer and Chief Compliance Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 9, 2012.